CERTIFICATE OF DESIGNATION

of the

PREFERENCES, RIGHTS, LIMITATIONS, QUALIFICATIONS AND RESTRICTIONS

of the

SERIES A PREFERRED STOCK

of

CHINA UNITED INSURANCE SERVICE, INC.

CHINA UNITED INSURANCE SERVICE, INC. (the “Corporation”), a corporation organized and existing under the Delaware General Corporation Law (the "DGCL"), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Corporation (the “Board”) by its Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware and effective July 2, 2012 (the "Certificate of Incorporation"), and pursuant to the provisions of the DGCL, the Board adopted the following resolution providing for the issuance of 1,000,000 shares of the Corporation's Series A Convertible Preferred Stock, $0.00001 par value per share (the "Series A Preferred Stock"):

RESOLVED, that pursuant to the authority vested in the Board by the Corporation’s Certificate of Incorporation, the Board hereby approves the issuance of 1,000,000 Series A Preferred Stock of the Corporation, and determines the designation, preferences, rights, qualifications, limitations and privileges of Series A Preferred Stock of the Corporation as follows:

1.          Accrual and Payment of Dividends. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any other series of Preferred Stock outstanding at any time, the holders of Common Stock and the holders of Series A Preferred Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock and Series A Preferred Stock out of assets or funds of the Corporation legally available therefor.

2.          Voting Rights. Except as otherwise provided herein or by applicable law, the holders of Common Stock and Series A Preferred Stock shall at all times be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and vote together with the Corporation's common stock, $0.00001 par value per share (the "Common Stock"), as a single class on all matters (including election of directors) submitted to a vote of the stockholders of the Corporation and may act by written consent in the same manner as the Common Stock.

Each holder of Series A Preferred Stock shall be entitled to ten votes for each share of Series A Preferred Stock held of record by such holder as of the applicable record date on any matter that is submitted to a vote of the stockholders of the Corporation,

3.           Conversion Rights. The Holder of Series A Preferred Stock shall have the following rights with respect to the conversion of Series A Preferred Stock into Common Stock pursuant to this Section 3:

(a)          Conversion at the Option of the Holder. Each share of Series A Preferred Stock shall be convertible into one fully paid and non-assessable share of Common Stock at the option of the holder thereof at any time, and from time to time, upon written notice to the transfer agent of the Corporation.

(c)          Mechanics of Conversion. Before the Holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued, and stating the election to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of Series A Preferred Stock, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to Section 3(a) above exceeds the number of shares converted, the Corporation shall, upon conversion, execute and deliver to the Holder (at the expense of the Corporation) a new certificate or certificates for the number of shares of Series A Preferred Stock surrendered but not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided in this Section 3 shall be retired and may not be reissued.

(d)          Conversion Ratio. Each share of Series A Preferred Stock initially shall be able to convert one share of Common Stock of the Corporation; provided that if the Corporation in any manner subdivides or combines the outstanding shares of Common Stock, the outstanding shares of the Series A Preferred Stock will be subdivided or combined in the same manner.

(e)           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

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(n)          Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by the Holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after such aggregation, the conversion would result in the issuance of any fractional share, in lieu of issuing any fractional share, the Corporation shall round the number of shares of Common Stock to be issued to the nearest whole number.

4.          No Impairment. The Corporation shall not, by the amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but at all times shall in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of the Series A Preferred Stock against impairment.

5.           Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any acquisition, asset transfer or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, in each case the Corporation shall furnish to the Holder of Series A Preferred Stock at least 20 days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such acquisition, asset transfer, dissolution, liquidation or winding up is expected to become effective and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, asset transfer, dissolution, liquidation or winding up.

6.          Liquidation, etc. Except as may be provided in a resolution or resolutions of the Board of Directors providing for any other series of Preferred Stock outstanding at any time, in the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Common Stock and the holders of Series A Preferred Stock shall be entitled to share equally, on a per share basis, in all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock and Series A Preferred Stock.

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7.          Equal Status. Except as expressly provided in this Certificate of Designation, shares of Common Stock and Series A Preferred Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respect as to all matters. In any merger, consolidation, reorganization or other business combination, the consideration received per share by the holders of the Common Stock and the holders of the Series A Preferred Stock in such merger, consolidation, reorganization or other business combination shall be identical; provided, however, that if such consideration consists, in whole or in part, of shares of capital stock of, or other equity interests in, the Corporation or any other corporation, partnership, limited liability company or other entity, then the powers, designations, preferences and relative, common, participating, optional or other special rights and qualifications, limitations and restrictions of such shares of capital stock or other equity interests may differ to the extent that the powers, designations, preferences and relative, common, participating, optional or other special rights and qualifications, limitations and restrictions of the Common Stock and Series A Preferred Stock differ as provided herein (including, without limitation, with respect to the voting rights and conversion provisions hereof); and provided further, that, if the holders of the Common Stock or the holders of the Series A Preferred Stock are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if holders of the other class are granted identical election rights. Any consideration to be paid to or received by holders of Common Stock or holders of Series A Preferred Stock pursuant to any employment, consulting, severance, non-competition or other similar arrangement approved by the Board of Directors, or any duly authorized committee thereof, shall not be considered to be "consideration received per share" for purposes of the foregoing provision, regardless of whether such consideration is paid in connection with, or conditioned upon the completion of, such merger, consolidation, reorganization or other business combination.

8.          Transferability. The Series A Preferred Stock and any shares of Common Stock issued upon conversion thereof, may only be sold, transferred, assigned, pledged or otherwise disposed of ("Transfer") in accordance with state and federal securities laws. The Corporation shall keep at its principal office a register of the Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. Any and all share of Series A Preferred Stock may be transferred to a third party (the “Transferee”) at the sole discretion of the holder of such Series A Preferred Stock, provided however that the Transferee shall be subject to the same restrictions attached to such Series A Preferred Stock immediately prior to the transfer.

9.          Amendment and Waiver. This Certificate of Designation shall not be amended, either directly or indirectly or through merger or consolidation with another entity, in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them materially and adversely without the affirmative vote of the Holders of more than 50% of the outstanding Series A Preferred Stock (the "Required Holders"). Any amendment, modification or waiver of any of the terms or provisions of the Series A Preferred Stock by the Required Holders, whether prospectively or retroactively effective, shall be binding upon all of the Holders of Series A Preferred Stock.

10.         Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation, at its expense, shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

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11.         Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to the Corporation shall be addressed to the Corporation's President at the Corporation's principal place of business on file with the Secretary of State of the State of Delaware. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be executed by LEE SHU-FEN, as Secretary of the Corporation, as of this second day of July, 2012.

By:	/s/ LEE SHU-FEN
Name:	LEE SHU-FEN
Title:	Secretary

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